Exhibit (h)(2)

PRICING AND BOOKKEEPING OVERSIGHT AND SERVICES AGREEMENT

This agreement (this “Agreement”) is made as of September 17, 2007, by and between individually and not jointly, each of EXCELSIOR FUNDS, INC., EXCELSIOR TAX-EXEMPT FUNDS, INC. and EXCELSIOR FUNDS TRUST, the first two of which are Maryland corporations and the latter of which is a Delaware statutory trust, on behalf of its series, listed on Schedule A hereto, as amended from time to time (each such company being hereinafter referred to as a “Company” and each series of a Company, being hereinafter referred to as a “Fund”), and COLUMBIA MANAGEMENT ADVISORS, LLC (“CMA”), a Delaware limited liability company.

WHEREAS, CMA, pursuant to certain administrative and/or other agreements (collectively, the “CMA Fund Agreements”), has undertaken to provide various services to the Companies and the Funds and is willing to oversee the Services (as defined below) upon the terms and subject to the conditions set forth herein.

WHEREAS, pursuant to the accounting services agreement and financial reporting services agreement, each dated September 17, 2007, by and among the Companies, CMA and State Street Bank and Trust Company (“State Street”) (the “State Street Agreements”), State Street has agreed to provide certain services to the Funds (such services, the “Services”); and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.	Oversight Services. Subject to the terms of this Agreement and the supervision and control of each Company’s board, CMA agrees to oversee the provision of the Services by State Street.

2.	Standard of Care. In the absence of willful misfeasance, bad faith or negligence on the part of CMA, or reckless disregard of its obligations and duties hereunder, CMA shall not be subject to any liability to any Company or any Fund, to any shareholder of any Company or any Fund or to any other person, firm or organization for any act or omission in the course of, or in connection with, rendering the services hereunder. The provisions of this Paragraph 2 shall survive any termination of this Agreement.

3.	Indemnification. Each Company, on behalf of each of its Funds, shall indemnify CMA against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to a particular Fund and not resulting from the willful misfeasance, bad faith or negligence of CMA in the performance of such obligations and duties or by reason of its reckless disregard thereof. CMA shall not confess any claim or settle or make any compromise in any instance in which a Company will be asked to provide indemnification, except with such Company’s prior written consent. Any amounts payable by a Company under this Paragraph 3 shall be satisfied only out of the assets of the Fund involved in the claim, demand, action or suit and not out of the assets of any other Fund or Company.

4.	Sarbanes-Oxley Act. CMA agrees that any information (a)(i) that is provided by CMA or (ii) the provision of which is overseen by CMA and (b) that is necessary to complete a report or other filing that is required to be certified by officers of a Company pursuant to the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder (“SOX”) will be true and complete when provided to the Company and/or to officers of the Company. CMA further agrees that any written representation or certification that CMA provides to a Company and/or to officers of the Company in support of a certification by such Company and/or officers of such Company to the Securities and Exchange Commission pursuant to SOX will be true and complete when given. The provisions of this Paragraph 4 shall survive any termination of this Agreement.

5.	Fund expenses. CMA agrees that it will monitor, budget and approve Fund expenses.

6.	Compliance. CMA agrees to comply with all applicable federal, state and local laws, regulations, codes, orders and rules in the performance of its duties under this Agreement. CMA agrees to provide each Company with such certifications, reports and other information as such Company may reasonably request from time to time to assist it in complying with, and monitoring compliance with, applicable laws, regulations, codes, orders and rules.

7.	Confidentiality. CMA agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Company all records and other information relative to such Company and its prior, present or potential shareholders and not to use such records and information for any purpose other than the performance of its duties under this Agreement; provided, however, that after prior notification of and written approval by such Company (which approval shall not be withheld if CMA would be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities having proper jurisdiction, and which approval shall not be withheld unreasonably in any other circumstance), CMA may disclose such records and/or information as so approved.

8.	Term. This Agreement may be terminated at any time without payment of any penalty, upon 60 days written notice, by vote of the Board of Trustees/Directors of the Company, or by CMA. CMA will cooperate with and assist the Company, its agents and any successor administrator or administrators in any substitution/conversion process. If a Company designates a successor to any of CMA’s obligations other than as a result of the termination of this Agreement pursuant to clause (c) above, CMA shall, at the expense and direction of such Company, transfer to such successor all relevant Fund records maintained by CMA. A termination of this Agreement by one or more Companies, or by a Company on behalf of one or more Funds, shall not terminate this Agreement with respect to the other Companies or the other Funds of such Company.

9.	Amendment. This Agreement may be modified only by a written instrument executed by each party hereto.

10.	No Change; Compensation. Nothing contained herein shall be deemed to modify the rights and obligations of the parties hereto under any other CMA Fund Agreements. For services provided pursuant to this Agreement, each Company on behalf of each Fund will reimburse to CMA, or to such person(s) as CMA may from time to time instruct, expenses of CMA set forth on Schedule B hereto.

11.	Miscellaneous.

a.	This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts, without regard to any conflicts of law or related principles that would cause the application of the laws of any other jurisdiction.

b.	The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect.

c.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which, taken together, shall constitute one and the same instrument.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EACH COMPANY, ON BEHALF OF ITS FUNDS

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President, Chief Financial Officer and Treasurer

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	President

SCHEDULE A

Blended Equity Fund

California Short-Intermediate Term Tax-Exempt Income Fund

Core Bond Fund

Emerging Markets Fund

Energy and Natural Resources Fund

Equity Income Fund

Equity Opportunities Fund

Government Money Fund

High Yield Fund

Intermediate-Term Bond Fund

Intermediate-Term Tax-Exempt Fund

International Equity Fund

International Fund

Large Cap Growth Fund

Long-Term Tax-Exempt Fund

Mid Cap Value and Restructuring Fund

Money Fund

New York Intermediate-Term Tax-Exempt Fund

New York Tax-Exempt Money Fund

Pacific/Asia Fund

Real Estate Fund

Short-Term Government Securities Fund

Short-Term Tax-Exempt Securities Fund

Small Cap Fund

Tax-Exempt Money Fund

Treasury Money Fund

Value and Restructuring Fund

A-1

SCHEDULE B

Reimbursable Expenses

Each Company, on behalf of each of its Funds, shall reimburse CMA for (i) any and all out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance of services under this Agreement; (ii) CMA’s direct internal costs incurred in connection with providing fund accounting oversight and monitoring, budgeting and approving Fund expenses; and (iii) CMA’s direct internal costs incurred in connection with the Sarbanes-Oxley Act of 2002.

B-1